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                                  EXHIBIT 99.1

                AGREEMENT MADE PURSUANT TO RULE 13d-1(f)(1)(iii)


                             JOINT FILING AGREEMENT

         The parties hereto agree that pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Schedule 13D of which this Agreement is made an exhibit is filed on behalf of it in the capacity set forth below.



Date: November 6, 1998         NATURAL GAS PARTNERS III, L.P.
                               By: Rainwater Energy Investors, L.P., its Sole
                               General Partner
                               By: GFW III, L.L.C., its Sole General Partner


                               By:     /s/ Kenneth A. Hersh
                                    ------------------------------------------
                               Kenneth A. Hersh, Authorized Member



Date: November 6, 1998         Rainwater Energy Investors, L.P.
                               By: GFW III, L.L.C., its Sole General Partner


                               By:     /s/ Kenneth A. Hersh
                                    ------------------------------------------
                               Kenneth A. Hersh, Authorized Member



Date: November 6, 1998         GFW III, L.L.C.


                               By:     /s/ Kenneth A. Hersh
                                    ------------------------------------------
                               Kenneth A. Hersh, Authorized Member